Exhibit 99.1

Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

July 20, 2006                                                                                                                                                69/06

Chittenden Corporation Reports 10% Higher Earnings Per Share, and Announces

New Share Repurchase Plan

Burlington, VT – Chittenden Corporation (NYSE:CHZ) Chairman, President and Chief Executive Officer, Paul A. Perrault, today announced earnings for the quarter ended June 30, 2006 of $21.0 million, or $0.45 per diluted share, compared to $19.5 million or $0.41 per diluted share from the same period a year ago. For the first six months of 2006, earnings were $41.2 million or $0.87 per diluted share, compared to $38.5 million or $0.82 per diluted share for the same period of a year ago. Chittenden also announced its quarterly dividend of $0.20 per share, which will be paid on August 11, 2006, to shareholders of record on July 28, 2006.

SECOND QUARTER 2006 FINANCIAL HIGHLIGHTS

•	Earnings per share were 10% higher than the same period in 2005 driven by higher revenues and lower income taxes.

•	Total loans increased 8% from June 30, 2005 with strong growth in several commercial categories.

•	Noninterest income increased 8% from the same period in 2005 with solid growth from wealth management and business services.

•	Noninterest expenses were well controlled and the efficiency ratio improved by 3.0% to 56.87%.

In making the announcement, Perrault said, “Despite intense competition, our banks continue to make progress, as our approach to local banking with broad capabilities continues to be attractive to our markets. I am particularly proud of how our bankers are bringing true value to our customers.” In addition, Perrault announced that the Company had completed the buyback of one million shares of common stock, which was authorized by the Board of Directors on October 19, 2005.

Perrault also announced that the Board of Directors approved a new share repurchase plan on July 19, 2006 for one million shares of the Corporation’s common stock. The repurchase of the common stock may be done in negotiated transactions or open market purchases over the next two years.

ASSETS

Total loans increased $320 million from the second quarter of 2005 to $4.6 billion at June 30, 2006. The increases were attributable to solid growth in the commercial, construction and residential real estate portfolios. The growth in commercial and commercial real estate was particularly strong in Vermont and New Hampshire. Municipal loans experienced their historical seasonal trend, declining 48% from March 31, 2006, as June 30th coincides with the end of the fiscal year for most municipalities.

Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

LIABILITIES

Total deposits increased $173 million from June 30, 2005 and decreased $66 million from March 31, 2006. On a linked quarter basis the Company experienced its normal seasonal declines in municipal deposits, which was partially offset by higher demand deposits and CDs from our commercial customers. Borrowings at June 30, 2006 were $424 million, compared with $354 million at June 30, 2005. The increase was primarily due to higher customer and wholesale repurchase agreements, which were utilized to fund loan growth.

NET INTEREST INCOME

Net interest income on a tax equivalent basis for the three months ended June 30, 2006 was $62.8 million, which was up $2.3 million from the same period a year ago. The Company’s net interest margin for the second quarter was 4.22%, an increase of 2 basis points from the first quarter of 2006 and a decrease of 7 basis points from the same period a year ago. The increase in net interest margin from the first quarter of 2006 was attributable to higher interest recoveries on former non-performing loans. The decline from the same period a year ago was due to higher funding costs, which were primarily driven by the Federal Reserve increasing short-term interest rates as well as strong competition for deposits.

NONINTEREST INCOME

Noninterest income for the second quarter of 2006 increased $1.4 million or 8% from the same period a year ago. The increase from 2005 was driven by higher investment management and trust fees, service charges on deposits, mortgage servicing, and other noninterest income. Investment management and trust fees increased $319,000 primarily due to higher brokerage and annuity sales at Chittenden Securities, LLC. Service charges on deposits increased due to higher overdraft and cash management fees. The increase in mortgage servicing income was attributable to lower MSR amortization and increased impairment recoveries driven by higher long-term interest rates. Other noninterest income increased $379,000 due to higher gains on the sale of assets.

NONINTEREST EXPENSE

Noninterest expenses for the second quarter of 2006 were $47.6 million, an increase of $1.4 million from the same period in 2005. The increase from the prior year was attributable to a one time gain of $1.5 million which reduced employee benefit expense in 2005. This gain resulted from the Company’s decision to change the delivery mechanism for its employees’ pension benefits. The Company’s efficiency ratio improved by 3% from the similar quarter in 2005 to 56.87% for the second quarter of 2006.

INCOME TAXES

The effective income tax rate was 32.7% for the second quarter and 33.4% year to date compared with 34.3% and 34.5% respectively for the same periods in 2005. The lower effective income tax rates were primarily attributable to higher levels of tax-exempt municipal loan interest and tax credits from qualified low-income housing projects.

CREDIT QUALITY

The provision for credit losses was $1.8 million for the second quarter of 2006 compared to $1.4 million for the same quarter of 2005. Higher net charge-offs and continued loan growth primarily drove the increase in the provision for credit losses from the comparable period in 2005. Non-performing assets as a percentage of total loans at June 30, 2006 were 54 basis points, which was flat with the second quarter of 2005. Net charge-offs as a percentage of average loans were 2 basis points for the second quarter of 2006, up from 1 basis point for the same quarter a year ago. The increase in net charge-offs primarily relates to one commercial finance loan that was placed on non-accrual status in the first quarter of 2006. As a percentage of total loans, the allowance for credit losses was 1.38%, flat with year-end, and down from 1.43% at June 30, 2005.

Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

EARNINGS CONFERENCE CALL

Kirk W. Walters, Executive Vice President and Chief Financial Officer of Chittenden Corporation, will host a conference call on July 20, 2006 at 10:30 a.m. eastern time to discuss these earnings results. The Company may answer one or more questions concerning business and financial developments, trends and other business. Some of the responses to these questions may contain information that has not been previously disclosed. Interested parties may access the conference call by calling 866-578-5801, passcode 95332695. International dial-in number is 617-213-8058. Participants are asked to call in a few minutes prior to the call to allow time for registration. Internet access to the call is also available (listen only) by clicking “webcasts” under the Investor Resources section of the Company’s website at http://www.chittendencorp.com. A replay of the call will be available through July 27, 2006 by calling 888-286-8010 (International dial number is 617-801-6888), passcode 98460587. A replay of the call will also be available on the Company’s website at the address above for an extended period of time.

Chittenden is a bank holding company headquartered in Burlington, Vermont. Through its subsidiary banks1, the Company offers a broad range of financial products and services to customers throughout Northern New England and Massachusetts, including deposit accounts and services; commercial and consumer loans; insurance; and investment and trust services to businesses, individuals, and the public sector. Chittenden Corporation’s news releases, including earnings announcements, are available on the Company’s website.

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Chittenden intends for these forward-looking statements to be covered by the safe harbor provisions for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations.

These differences may be the result of various factors, including changes in general, national or regional economic conditions, changes in loan default and charge-off rates, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in interest rates, changes in levels of income and expense in noninterest income and expense related activities, competition and other risk factors.

For further information on these risk factors and uncertainties, please see Chittenden’s filings with the Securities and Exchange Commission, including Chittenden’s Annual Report on Form 10-K for the year ended December 31, 2005. Chittenden undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.

[1]	Chittenden’s subsidiaries are Chittenden Trust Company, The Bank of Western Massachusetts, Flagship Bank and Trust Company, Maine Bank & Trust Company, and Ocean National Bank. Chittenden Trust Company also operates under the names Chittenden Bank, CHZ Services Group, Mortgage Service Center, and it owns Chittenden Insurance Group, LLC, and Chittenden Securities, LLC.

CHITTENDEN CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In Thousands)

	6/30/06	3/31/06	12/31/05	6/30/05
Assets:

Cash and Cash Equivalents	$172,567	$142,887	$180,707	$176,425

Securities Available For Sale	1,288,390	1,344,016	1,383,909	1,363,180
FRB / FHLB Stock	18,577	19,352	19,352	19,352
Loans Held For Sale	18,882	19,319	19,737	22,611

Loans:
Commercial & Industrial (C&I)	851,692	836,986	848,420	831,537
Municipal	90,206	172,443	160,357	79,070
Multi-Family	205,443	195,809	196,590	185,920
Commercial Real Estate	1,884,716	1,827,096	1,778,202	1,736,665
Construction	218,123	212,824	192,165	124,648
Residential Real Estate	750,031	731,798	737,462	733,472
Home Equity Credit Lines	319,606	316,355	316,465	307,866
Consumer	254,839	254,719	257,829	255,239

Total Loans	4,574,656	4,548,030	4,487,490	4,254,417
Less: Allowance for Loan Losses	(62,070)	(61,464)	(60,822)	(60,805)

Net Loans	4,512,586	4,486,566	4,426,668	4,193,612

Accrued Interest Receivable	31,138	32,772	32,621	29,689
Other Assets	102,079	93,673	93,377	87,492
Premises and Equipment, net	69,503	68,568	69,731	71,632
Mortgage Servicing Rights	14,529	13,966	13,741	12,073
Identified Intangibles	16,326	16,991	17,655	18,983
Goodwill	216,038	216,038	216,038	216,136

Total Assets	$6,460,615	$6,454,148	$6,473,536	$6,211,185

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits:
Demand	$965,794	$929,718	$973,752	$934,234
Savings	474,883	489,944	489,734	502,525
NOW	895,817	906,934	861,000	908,148
CMAs/ Money Market	1,441,573	1,584,777	1,749,878	1,418,634
Certificates of Deposit less than $100,000	878,181	853,645	814,289	811,389
Certificates of Deposit $100,000 and Over	661,322	618,319	625,682	569,505

Total Deposits	5,317,570	5,383,337	5,514,335	5,144,435

Securities Sold Under Agreements to Repurchase	138,773	53,238	56,315	56,775
Other Borrowings	285,497	288,482	171,008	296,903
Accrued Expenses and Other Liabilities	63,299	59,295	60,488	64,466

Total Liabilities	5,805,139	5,784,352	5,802,146	5,562,579

Stockholders’ Equity:
Common Stock	50,235	50,235	50,220	50,210
Surplus	273,723	272,696	276,278	273,533
Retained Earnings	442,456	430,811	419,057	392,312
Treasury Stock, at cost	(85,678)	(64,189)	(60,801)	(67,657)
Accumulated Other Comprehensive Income	(30,924)	(25,216)	(18,968)	(4,978)
Directors’ Deferred Compensation to be Settled in Stock	5,664	5,459	5,604	5,197
Unearned Portion of Employee Restricted Stock	—	—	—	(11)

Total Stockholders’ Equity	655,476	669,796	671,390	648,606

Total Liabilities and Stockholders’ Equity	$6,460,615	$6,454,148	$6,473,536	$6,211,185

Prior year amounts reflect the modified retrospective application of SFAS 123-R “Accounting for Stock-Based Compensation.”

CHITTENDEN CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands, except for per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2006	2005	2006	2005
Interest Income:
Loans	$78,547	$62,786	$151,812	$120,937
Investments	14,120	14,829	28,814	29,890

Total Interest Income	92,667	77,615	180,626	150,827

Interest Expense:
Deposits	25,715	14,193	48,780	25,461
Borrowings	4,900	3,342	8,798	6,301

Total Interest Expense	30,615	17,535	57,578	31,762

Net Interest Income	62,052	60,080	123,048	119,065
Provision for Credit Losses	1,750	1,400	3,283	2,475

Net Interest Income after Provision for Credit Losses	60,302	58,680	119,765	116,590

Noninterest Income:
Investment Management and Trust	5,322	5,003	10,475	9,974
Service Charges on Deposits	4,358	4,093	8,287	8,134
Mortgage Servicing	657	209	1,320	564
Gains on Sales of Loans, Net	1,903	2,003	3,273	4,134
Credit Card Income, Net	1,269	1,131	2,461	2,106
Insurance Commissions, Net	1,429	1,526	3,475	3,890
Other	3,590	3,211	6,824	5,933

Total Noninterest Income	18,528	17,176	36,115	34,735

Noninterest Expense:
Salaries	23,789	23,911	46,706	45,587
Employee Benefits	5,598	4,238	11,350	10,717
Net Occupancy	5,780	6,024	11,930	12,350
Data Processing	982	810	1,953	1,585
Amortization of Intangibles	664	664	1,329	1,438
Other	10,823	10,583	20,768	20,765

Total Noninterest Expense	47,636	46,230	94,036	92,442

Income Before Income Taxes	31,194	29,626	61,844	58,883
Income Tax Expense	10,185	10,166	20,637	20,341

Net Income	$21,009	$19,460	$41,207	$38,542

Basic Earnings Per Share	$0.45	$0.42	$0.88	$0.83
Diluted Earnings Per Share	0.45	0.41	0.87	0.82
Dividends Per Share	0.20	0.18	0.38	0.36

Prior year amounts reflect the modified retrospective application of SFAS 123-R “Accounting for Stock-Based Compensation.”

CHITTENDEN CORPORATION

SELECTED QUARTERLY FINANCIAL DATA

(Unaudited)

(In thousands, except ratios and per share amounts)

	6/30/06	3/31/06	12/31/05	6/30/05
Selected Financial Ratios
Return on Average Tangible Equity[1]	19.87%	18.92%	20.47%	19.58%
Return on Average Equity	12.75%	12.21%	13.11%	12.24%
Return on Average Tangible Assets[1]	1.38%	1.35%	1.43%	1.35%
Return on Average Assets	1.30%	1.27%	1.35%	1.27%
Net Yield on Earning Assets	4.22%	4.20%	4.30%	4.29%
Efficiency Ratio[1]	56.87%	56.61%	54.37%	59.87%

Tangible Capital Ratio	6.79%	7.02%	7.01%	6.92%
Leverage Ratio	9.04%	9.38%	9.21%	9.10%
Tier 1 Capital Ratio	11.29%	11.61%	11.23%	10.73%
Total Capital Ratio	12.49%	12.82%	12.40%	11.92%

Common Share Data

Common Shares Outstanding	45,978	46,748	46,829	46,437
Weighted Average Shares Outstanding	46,423	46,804	46,690	46,414
Weighted Average and Common Equivalent Shares Outstanding	46,903	47,401	47,291	46,901

Book Value per Share	$14.26	$14.33	$14.34	$13.97
Tangible Book Value per Share[1]	$9.20	$9.34	$9.35	$8.90

Credit Quality Data

Nonperforming Assets (NPAs)	$24,727	$24,844	$16,194	$23,150
90 days Past Due and Still Accruing	2,283	3,323	3,038	1,981

Total	$27,010	$28,167	$19,232	$25,131
NPAs to Loans Plus OREO	0.54%	0.55%	0.36%	0.54%

Allowance for Loan Losses	$62,070	$61,464	$60,822	$60,805
Reserve for Unfunded Commitments[2]	1,200	1,200	1,200	—

Allowance for Credit Losses (ACL)	$63,270	$62,664	$62,022	$60,805

ACL to Loans	1.38%	1.38%	1.38%	1.43%
ACL to Loans (excluding Municipals)	1.41%	1.43%	1.43%	1.46%
ACL to Nonperforming Loans	260.13%	257.81%	392.06%	262.71%

Gross Charge-offs	$1,872	$1,753	$1,840	$1,313
Gross Recoveries	728	862	1,040	907

Net Charge-offs	$1,144	$891	$800	$406

Net Charge-offs to Average Loans	0.02%	0.02%	0.02%	0.01%

QTD Average Balance Sheet Data

Securities	$1,333,444	$1,391,413	$1,378,688	$1,409,045
Loans, Net	4,552,727	4,455,403	4,408,205	4,174,491
Earning Assets	5,948,463	5,915,366	5,895,121	5,644,833
Total Assets	6,462,457	6,430,410	6,418,971	6,151,863
Deposits	5,372,367	5,377,674	5,454,388	5,085,064
Borrowings	367,521	321,073	246,660	367,617
Stockholders’ Equity	661,020	671,058	660,353	637,904

Prior year amounts reflect the modified retrospective application of SFAS 123-R “Accounting for Stock-Based Compensation.”

1. Reconciliation of non-GAAP measurements to GAAP

	6/30/06	3/31/06	12/30/05	6/30/05
Net Income (GAAP)	$21,009	$20,198	$21,813	$19,460
Amortization of core deposit intangible, net of tax	431	432	432	431

Tangible Net Income (A)	$21,440	$20,630	$22,245	$19,891

Average Stockholders’ Equity (GAAP)	$661,020	$671,058	$660,353	$637,904
Average Core Deposit Intangible	16,659	17,323	17,992	19,417
Average Deferred Tax on CDI	(4,435)	(4,610)	(4,785)	(5,136)
Average Goodwill	216,038	216,038	216,103	216,136

Average Tangible Equity (B)	$432,758	$442,307	$431,043	$407,487

Return on Average Tangible Equity (A) / (B)	19.87%	18.92%	20.47%	19.58%

Average Assets (GAAP)	$6,462,457	$6,430,410	$6,418,971	$6,151,864
Average Core Deposit Intangible	16,659	17,323	17,992	19,417
Average Deferred Tax on CDI	(4,435)	(4,610)	(4,785)	(5,136)
Average Goodwill	216,038	216,038	216,103	216,136

Average Tangible Assets (C)	$6,234,195	$6,201,659	$6,189,661	$5,921,447

Return on Average Tangible Assets (A) / (C)	1.38%	1.35%	1.43%	1.35%

Efficiency Ratio: is computed by dividing total noninterest expense (less OREO expense, amortization expense, franchise tax and any nonrecurring items) by the sum of net interest income on a tax equivalent basis and total noninterest income (exclusive of gains and losses from securities, and nonrecurring items). The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency, e.g. ($47,636-$3-$664-$722) / ($62,799+$18,528) = 56.87%.

Tangible book value per share: is computed by subtracting goodwill and identified intangibles from equity, and dividing the resultant number by common shares outstanding, e.g. ($655,476-$16,326-$216,038) / 45,978= $9.20.

While the Company’s management uses non-GAAP measures for operational and investment decisions and believes that these measures are among several useful measures for understanding its operating results and financial condition, these measures should not be construed as a substitute for GAAP measures. Non-GAAP measures should be read and used in conjunction with the Company’s reported GAAP operating results and financial information.

2. The reserve for unfunded commitments is included in other liabilities on the accompanying consolidated balance sheet.